Exhibit 10.162

GLOBAL AMENDMENT
TO
RESTRICTED STOCK AWARD AGREEMENT

Issued Pursuant to the
Glimcher Realty Trust
2012 Incentive Compensation Plan
and 2004 Amended & Restated
Incentive Compensation Plan

THIS GLOBAL AMENDMENT TO RESTRICTED STOCK AWARD AGREEMENT (“Amendment”), effective May 7, 2014 (the “Effective Date”) amends the currently effective and outstanding restricted stock award agreements listed on Exhibit A hereto and issued by Glimcher Realty Trust (the “Company”) to the Participant named herein (the “Agreements”) as described below pursuant to the provisions of the Company’s 2004 Amended and Restated Incentive Compensation Plan (the “2004 Plan”) for those Agreements issued pursuant to the 2004 Plan and the 2012 Incentive Compensation Plan (the “2012 Plan”) for those Agreements issued pursuant to the 2012 Plan. If there is any inconsistency between the terms of this Amendment, any of the Agreements, and, as appropriate, the terms of 2004 Plan or 2012 Plan then the terms of the appropriate and applicable plan shall completely supersede and replace the conflicting terms of this Amendment. All capitalized terms shall have the meanings ascribed to them in the appropriate and applicable plan unless specifically set forth otherwise herein.
WHEREAS, the Executive Compensation Committee of the Company’s Board of Trustees, as administrator of both the 2004 Plan and 2012 Plan, has approved this Amendment; and

WHEREAS, the Participant, through his or her signature below, consents to this Amendment.

The parties hereto agree as follows:
NOW THEREFORE, as of the Effective Date, the Agreements are amended as follows:
1.Section 3(a) of the Agreements shall be deleted in its entirety and replaced with the following:
a.Transfer Restrictions. Except as otherwise provided in Section 3(c) and Section 4, the Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, at any time prior to the periods and in accordance with the lapsing schedule set forth below in Section 3(c). No sale, transfer, pledge, assignment, alienation or hypothecation of the Shares in violation of this Section 3(a), whether voluntary or involuntary, by operation of law or otherwise, shall be valid as to any person, assignee or transferee with respect to any interest in the Shares whatsoever. The Participant shall continue to be treated as the owner of the Shares for purposes of this Agreement and shall continue to be bound by all of the terms and provisions hereof. The restrictions set out in this Section 3(a) are referred to in this Agreement as the “Transfer Restrictions.”

(Form of Global Amendment to Restricted Stock Award Agreement – Executive)

2.Section 3(b) of the Agreements shall be deleted in its entirety and replaced with the following:
b.Employee Forfeiture Restrictions. Except as otherwise provided herein, upon the termination of the Participant’s employment with the Company, or any of its Subsidiaries or Affiliates, for any reason, all Shares that are not Vested Shares (as defined below) held by the Participant, or any guardian or legal representative, at the effective date of such termination, shall immediately be returned to and canceled by the Company and shall be deemed to have been forfeited by the Participant (the “Forfeiture Restrictions”); provided that the Executive Compensation Committee may, in its sole and absolute discretion, allow the Participant to retain the Shares for a period of time after such termination date to be specified in writing by the Executive Compensation Committee.

3.Section 3(c) of the Agreements shall be deleted in its entirety and replaced with the following:
c. Lapse of Employee Forfeiture and Transfer Restrictions. Except as otherwise provided herein, to the extent the Participant remains in the continuous employment of the Company through the Vesting Date specified below, the Forfeiture Restrictions under Section 3(b) and Transfer Restrictions under Section 3(a) hereof shall lapse as follows:

Vesting Date	Percentage of Shares Granted for Which Forfeiture and Transfer Restrictions Shall Have Lapsed
Third Annual Anniversary of Date of Grant	33%
Fourth Annual Anniversary of Date of Grant	66%
Fifth Annual Anniversary of Date of Grant	100%

Shares with respect to which the Forfeiture Restrictions and Transfer Restrictions shall have lapsed under this Section 3(c) (the “Vested Shares”) will, effective on and after the Vesting Date, thereafter be free of the Forfeiture Restrictions set forth in Section 3(b) and Transfer Restrictions under Section 3(a) but such Vested Shares will continue to be subject to all of the remaining terms and conditions of this Agreement as applicable. Any Shares for which the Transfer Restrictions have not yet lapsed in accordance with this Section 3(c) shall, for purposes of this Agreement, not be considered Vested Shares (the “Non-Vested Shares”).

In the event that a Participant’s employment with, or performance of services for, the Company, or any Affiliate or Subsidiary, is terminated or otherwise ceases as a result of the Participant’s death, the Non-Vested Shares held by the deceased Participant pursuant to this Agreement shall convert to Vested Shares and shall no longer be subject to the vesting schedule stated in this Section 3(c) or the Transfer Restrictions.

(Form of Global Amendment to Restricted Stock Award Agreement – Executive)

In the event that a Participant’s employment with, or performance of services for, the Company, or any Affiliate or Subsidiary, is terminated or otherwise ceases as a result of the Participant’s Disability, the Non-Vested Shares held by the Participant pursuant to this Agreement shall convert to Vested Shares and shall no longer be subject to the vesting schedule stated in this Section 3(c) or the Transfer Restrictions. For purposes of this Agreement, the term “Disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than twelve (12) months, the permanence and degree of which shall be supported by medical evidence satisfactory to the Committee. Notwithstanding anything to the contrary set forth herein, the Committee shall determine, in its sole and absolute discretion in accordance with Code Section 409A (or any successor provision), (i) whether the Participant has ceased to perform services of any kind due to a Disability and, if so, (ii) the first date of such Disability.

4.Section 10 of the Agreements shall be deleted in its entirety and replaced with the following:

10.    Withholding Taxes. The Company shall have the right to withhold from a Participant, or otherwise require such Participant to pay, any Withholding Taxes (defined below) arising as a result of the grant of any Shares, the lapse of any Forfeiture Restrictions or Transfer Restrictions on any Shares, the transfer of any Shares, any tax election by the Participant, or any other taxable event. If the Participant shall fail to make such Withholding Tax payments when and as required, the Company (or its Affiliates or Subsidiaries) shall, to the extent permitted by law, have the right to deduct any such Withholding Taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such Withholding Taxes. If the Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Share Award then the Participant shall submit a copy of such election to the Company. In satisfaction of the requirement to pay Withholding Taxes, the Participant may make a written election which may be accepted or rejected in the discretion of the Executive Compensation Committee, to tender other Shares to the Company (either by actual delivery or attestation) having an aggregate Fair Market Value equal to the Withholding Taxes. “Withholding Taxes” means any federal, state, or local income, employment, payroll, or similar tax related to the Shares that are required to be withheld by the Company.

Except as otherwise stated herein, all of the other provisions of the Agreements not changed by this Amendment shall be remain in full force and effect.

(Form of Global Amendment to Restricted Stock Award Agreement – Executive)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.
GLIMCHER REALTY TRUST

Signature: ______________________________

Name: _________________________________

Title: __________________________________

ACKNOWLEDGED & ACCEPTED:

______________________________________
Signature

Print Name: ____________________________

Address:    _____________________________

_____________________________

(Form of Global Amendment to Restricted Stock Award Agreement – Executive)

EXHIBIT A

Restricted Stock Award Agreement for March 5, 2010 award
Restricted Stock Award Agreement for May 4, 2011 award
Restricted Stock Award Agreement for May 10, 2012 award
Restricted Stock Award Agreement for May 9, 2013 award
Restricted Stock Award Agreement for June 24, 2013 award

(Form of Global Amendment to Restricted Stock Award Agreement – Executive)